                                 GMACM HOME EQUITY LOAN TRUST 2006-HE4
                                    GMAC MORTGAGE [GRAPHIC OMITTED]

                                      [$1,159,060,000] (APPROXIMATE)
                                      SUBJECT TO A +/- 10% VARIANCE

                                                MBIA INSURANCE CORP.
                                                 Credit Enhancer

                                  RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                  Depositor

                                          GMAC MORTGAGE CORPORATION
                                         Sponsor, Seller and Servicer

                                    STATEMENT REGARDING FREE WRITING PROSPECTUS

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS  RELATES.  BEFORE YOU
INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR
HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE
PROSPECTUS    AT   NO   CHARGE   IF   YOU    REQUEST   IT   BY   CALLING    TOLL   FREE    1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information  in this free  writing  prospectus,  if  conveyed  prior to the time of your  contractual commitment  to purchase any of the  securities,  supersedes  information  contained  in any prior  similar materials relating to these securities.

This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering  of the  securities  referred  to in this free  writing  prospectus  and to  solicit  an offer to purchase  the  securities,  when,  as and if issued.  Any such offer to  purchase  made by you will not be accepted  and will not  constitute a  contractual  commitment  by you to purchase  any of the  securities, until we have accepted your offer to purchase securities.

The  securities  referred to in this free writing  prospectus  are being sold when, as and if issued.  The issuer is not  obligated to issue such  securities or any similar  security and our  obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability  of such  securities  when,  as and if issued by the issuer.  You are  advised  that the terms of the  securities,  and the  characteristics  of the mortgage  loan pool backing  them,  may change
(due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become delinquent  or defaulted or may be removed or replaced  and that similar or different  mortgage  loans may be added to the pool,  and that one or more classes of securities may be split,  combined or  eliminated), at any time prior to issuance or availability of a final  prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing prospectus.  Our obligation to
sell  such   securities  to  you  is  conditioned  on  the  mortgage  loans  and  securities   having  the
characteristics  described  in the  preliminary  prospectus.  If for any  reason  we do not  deliver  such securities,  we will notify you, and neither the issuer nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have  committed to  purchase,  and none of the  issuer  nor any  underwriter  will be liable  for any costs or  damages  whatsoever  arising  from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any  legends,  disclaimers  or other  notices that may appear with this  communication  to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not  applicable to these  materials and should be  disregarded.  Such  legends,  disclaimers  or other notices have been  automatically  generated as a result of these materials  having been sent via Bloomberg or another system.

           STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The  information  contained in the attached  materials (the  "Information")  may include  various forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates for the  securities described  therein.  Should you receive  Information that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The Information is illustrative and is not  intended  to predict  actual  results  which may differ  substantially  from those  reflected  in the
Information.  Performance  analysis is based on certain  assumptions  with respect to significant  factors that may  prove not to be as  assumed.  Performance  results  are based on  mathematical  models  that use inputs to calculate results. As with all models,  results may vary significantly  depending upon the value given to the inputs.  Inputs to these  models  include but are not  limited  to:  prepayment  expectations
(econometric   prepayment  models,   single  expected  lifetime   prepayments  or  a  vector  of  periodic
prepayments),  interest  rate  assumptions  (parallel  and  nonparallel  changes  for  different  maturity instruments),  collateral  assumptions  (actual  pool level data,  aggregated  pool level  data,  reported factors or imputed  factors),  volatility  assumptions  (historically  observed  or implied  current)  and reported information  (paydown factors,  rate resets,  remittance reports and trustee statements).  Models used in any analysis may be proprietary,  the results  therefore,  may be difficult for any third party to reproduce.  Contact your registered  representative for detailed  explanations of any modeling  techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest rates.  You should consider whether  the  behavior  of these  securities  should be tested  using  assumptions  different  from  those included  in the  Information.  The  assumptions  underlying  the  Information,  including  structure  and collateral,  may be  modified  from time to time to  reflect  changed  facts and  circumstances.  Offering
Documents  contain data that is current as of their  publication dates and after publication may no longer be accurate,  complete or current. Contact your registered representative for Offering Documents,  current
Information or additional  materials,  including other models for performance  analysis,  which are likely to produce different results, and any further explanation regarding the Information.

Any pricing  estimates  Bear  Stearns has  supplied at your request (a)  represent  our view,  at the time determined,  of the  investment  value of the securities  between the estimated bid and offer levels,  the spread between which may be significant due to market  volatility or illiquidity,  (b) do not constitute a bid by Bear  Stearns or any other  person for any  security,  (c) may not  constitute  prices at which the securities  could have been  purchased or sold in any market at any time,  (d) have not been  confirmed by actual  trades,  may vary from the value Bear  Stearns  assigns or may be  assigned  to any such  security while in its  inventory,  and may not take into account the size of a position  you have in the  security, and (e) may have been  derived  from matrix  pricing  that uses data  relating to other  securities  whose prices are more  readily  ascertainable  to produce a  hypothetical  price  based on the  estimated  yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

PRELIMINARY TERM SHEET                                        PREPARED: SEPTEMBER 19, 2006

                                      [$1,159,060,000] (APPROXIMATE)
                                  GMACM HOME EQUITY LOAN TRUST 2006-HE4

                                           MBIA INSURANCE CORP.
                                            (CREDIT ENHANCER)

-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
                            NOTE            WAL          TARGETED FINAL         NOTE RATE       EXPECTED RATING          LEGAL FINAL
       CLASS         ------------------   (2) (3)    DISTRIBUTION DATE(2)(3)       (4)           (S&P/MOODY'S)             MATURITY
                        BALANCE (1)
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
        A-1              $[516,972,000]   1.5 yrs          March 2008            (5)(6)           AAA/Aaa (7)            August 2036
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
        A-2              $[342,335,000]   3.0 yrs        September 2009          (5)(6)           AAA/Aaa (7)            August 2036
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
        A-3              $[276,915,000]   5.0 yrs        September 2011            (6)            AAA/Aaa (7)            August 2036
-------------------- ------------------- ---------- -------------------------- ------------ ------------------------ ---------------------
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
    A-1 VPRN(8)           $[22,838,000]                Not Publicly Offered                       AAA/Aaa (7)            August 2036
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
    A-2 VPRN(8)                    $[0]                Not Publicly Offered                       AAA/Aaa (7)            August 2036
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
    A-3 VPRN(8)                    $[0]                Not Publicly Offered                       AAA/Aaa (7)            August 2036
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------
       TOTAL           [$1,159,060,000]
-------------------- ------------------- -------------------------------------------------- ------------------------ ---------------------

(1)      Subject to a plus or minus 10% variance.
(2)      See "Targeted Final Distribution Date" herein.
(3)      Subject to funding of the related class of Variable Pay Revolving Notes.
(4)      The margin on the Notes will increase to [0.50%] for each interest accrual period beginning after the Payment Date (as defined herein) following the first Payment Date on which the
         Optional Redemption (as defined herein) can be exercised.
(5)      The margin on the Class A-1 and Class A-2 Notes will increase to the greater of the current margin or the Class A-3 margin  for each interest accrual period beginning after the Payment
         Date (as defined herein) following the date on which an Early Amortization Event (as defined herein) has occurred.
(6)      The Class A Notes will accrue interest at a rate equal to the least of (i) One Month LIBOR plus the related margin, (ii) the Net WAC Rate and (iii) for the Class A-1 and Class A-2 Notes only,
         14.00%.
(7)      The ratings assigned address the likelihood of the receipt by the holders of the notes of distributions on the mortgage loans.
(8)      Each class of the VPRNs will represent the option to fund the payment of principal of the related class of Class A Notes on the related Targeted Final Distribution Date.

Depositor:                          Residential Asset Mortgage Products, Inc.

Seller, Sponsor and Servicer:       GMAC  Mortgage  Corporation  ("GMACM") and a trust  established  by an affiliate  of GMACM will be the Sellers of the mortgage  loans.  GMACM will be the Servicer of the mortgage loans.

Credit Enhancer:                    MBIA Insurance Corp. ("MBIA")

Rating Agencies:                    Moody's and Standard & Poor's ("S&P")

Lead Manager:                       Bear, Stearns & Co. Inc.

Co-Managers:                        GMAC RFC Securities, Deutsche Bank Securities, JP Morgan, and RBS
                                    Greenwich Capital.

Owner Trustee:                      Wilmington Trust Company

Indenture Trustee:                  JP Morgan Chase Bank, NA

Class A Notes:                      The Class A-1, Class A-2 and Class A-3 Notes  (together,  the "Class A
                                    Notes").  Each Class A Note shall be AAA/Aaa  rated and shall  receive interest on a monthly basis and,  unless an Early  Amortization  Event occurs,  100%  of  its  scheduled  principal  on  its  Targeted  Final
                                    Distribution Date.

VPRNs:                              The three  classes  of  Variable  Pay  Revolving  Notes  ("VPRNs"  and together  with the Class A Notes,  the  "Notes").  Each class of VPRNs will be transferable,  subject to the limitations described herein and
                                    in  the  Indenture.   The  VPRNs  are  not  offered  pursuant  to  the
                                    prospectus supplement.

Credit Enhancement:                 Excess  interest,  overcollateralization  and  a  Policy  (as  defined herein) to be provided by MBIA.

Targeted Final Distribution Date:   Each Class A Noteholder will receive  interest on a monthly basis, and principal on its scheduled  Targeted Final  Distribution  Date, unless an Early Amortization Event occurs.

                                    Class                    Targeted Final Distribution Date
                                    Class A-1                 March 2008
                                    Class A-2                 September 2009
                                    Class A-3                 September 2011
                                    Subject to the terms and conditions  contained  herein,  the principal proceeds for each Targeted Final  Distribution Date are expected to be provided or funded by the investor in the related class of VPRNs.

Variable Pay Revolving Notes:       The trust will  request  an  advance of funds from the  holders of the related  class  of VPRNs or  offer  to sell  additional  variable  pay revolving notes on each Targeted Final  Distribution  Date, subject to the terms and conditions  described in the prospectus  supplement.  If the  investor  in the  related  class  of VPRNs  fails to fund,  or an additional  variable  pay  revolving  note  is not  issued,  an  Early
                                    Amortization  Event will be  declared,  resulting  in a step-up in the margin  for the Class A-1 and  Class A-2 Notes to the  greater  of (a)
                                    the current related margin or (b) the Class A-3 margin,  along with an accelerated pro-rata payment of all outstanding Notes.

                                    The trust will not  request  an  advance or offer to issue  additional variable  pay  revolving  notes if an  Early  Amortization  Event  has occurred,  a downgrade of the Notes has occurred,  an Event of Default is continuing  without  giving  effect to applicable  grace periods or waivers,  or certain  insolvency  events have occurred with respect to the Credit  Enhancer.  At each Targeted Final  Distribution  Date, the
                                    Trust will  request  an advance or offer to issue a class of  variable pay revolving notes in an amount  sufficient to retire the outstanding principal amount for the related class of Class A Notes.

                                    In addition,  at closing,  the A-1 VPRN  represents the option to fund the  payment  of the  Class A-1 Notes on the  related  Targeted  Final
                                    Distribution  Date.  The  A-1  VPRN  will  have an  initial  principal balance of  $[22,838,000].  On each  Payment  Date  beginning  October
                                    2006,  excess  interest  will  be  applied  on a  pro  rata  basis  as principal  on the  initial  A-1 VPRN,  A-2 VPRN and A-3 VPRN until the principal  balance  of each  class of VPRNs  has been  reduced  to $0, thereby building up overcollateralization (See  "Overcollateralization
                                    Amount").

                                    The principal on subsequent  variable pay revolving note balances will be paid from principal collections on the underlying collateral.

                                    THE VPRNS ARE NOT OFFERED BY THE PROSPECTUS SUPPLEMENT.

Credit Rating of VPRN Investors:    Any  VPRN  investor,  other  than  the  initial  Underwriters,   their
                                    affiliates,  or any broker/dealer acquiring the VPRNs for resale, will be required to have minimum  short term ratings of A1/P1,  or at least
                                    long  term   ratings  of  A/A2  or  greater   from  S&P  and  Moody's,
                                    respectively,  at the time it acquired its class of VPRNs,  unless the
                                    class  of  VPRNs  is  acquired   after  the  related   Targeted  Final
                                    Distribution  Date. A transfer to an investor  which does not meet the required  ratings  guidelines will require a 51% vote from the holders of each class of Class A Notes.

Federal Tax Status:                 It is anticipated  that the Notes will be treated as debt  instruments for  federal  income  tax  purposes  and that the  Issuer  will not be treated as a taxable mortgage pool.

Registration:                       The Class A Notes will be  available  in  book-entry  form through DTC
                                    and  only  upon  request  through  Clearstream,   Luxembourg  and  the
                                    Euroclear System.

Cut-off Date:                       September 1, 2006.

Expected Pricing Date:              On or about September 20, 2006.

Expected Closing Date:              On or about September 27, 2006.

Payment Date:                       The  25th  day of each  month  (or if not a  business  day,  the  next succeeding business day) commencing in October 2006.

Interest Accrual Period:            The  interest  accrual  period  with  respect to the Notes for a given
                                    Payment Date will be the period  beginning  with the previous  Payment
                                    Date (or, in the case of the first  Payment  Date,  the Closing  Date)
                                    and  ending on the day prior to such  Payment  Date (on an  actual/360 basis).

ERISA Eligibility:                  The  Class A Notes  are  expected  to be ERISA  eligible.  Prospective investors must review the  Prospectus  and  Prospectus  Supplement and
                                    consult  with  their   professional   advisors  for  a  more  detailed
                                    description of these matters prior to investing in the Class A Notes.

SMMEA Treatment:                    The Class A Notes WILL NOT constitute  "mortgage  related  securities"
                                    for purposes of SMMEA.

Prepayment Assumption:              40% CPR, 10% Draw Rate on the mortgage loans.

Loan Rate:                          The "LOAN RATE" of each mortgage  loan is the per annum  interest rate required  to be paid by the  mortgagor  under the terms of the related credit line agreement.

                                    Interest on each  adjustable-rate  home equity  revolving  credit line
                                    ("HELOC") is computed  daily and payable  monthly on the average daily outstanding  principal  balance  of  such  HELOC.  After  any  initial teaser  period,  during  which  the Loan Rate may be fixed or set at a discounted  variable rate for a period of  approximately  three to six months,  the  Loan  Rate  on  each  HELOC  will  be  adjusted  on each adjustment  date to a rate  equal to the sum of an  index  and a fixed percentage  specified  in the related  credit line  agreement,  and is generally  subject  to a maximum  Loan Rate over the life of the HELOC specified in the related credit line agreement.

Net Loan Rate:                      The  "NET  LOAN  RATE" is with  respect  to any  Payment  Date and any mortgage loan,  the Loan Rate of that mortgage loan  applicable to the
                                    Due Date in the related  Collection  Period,  less the  servicing  fee rate (adjusted to an effective rate based on an actual/360 basis).

Net WAC Rate:                       The "NET WAC RATE" is the per  annum  rate  equal to (i) the  weighted average  Net Loan Rate of the  mortgage  loans  less (ii) the  premium rate on the Policy  multiplied  by a fraction,  the numerator of which is equal to the aggregate Note Principal  Balance of the Notes and the denominator  of  which  is  equal  to the  sum of  (x)  the  aggregate principal  balance of the initial  mortgage loans, and (y) any amounts on deposit in the Pre-Funding  Account,  adjusted to an effective rate based on an actual/360 basis.

Initial Mortgage Loans:             As of  the  Cut-off  Date,  the  aggregate  principal  balance  of the
                                    initial  mortgage  loans  was  approximately   $[856,448,671.30]   the
                                    "INITIAL  MORTGAGE  LOANS." See the attached  collateral  descriptions for additional information on the Initial mortgage loans.

Pre-funding:                        On  the  Closing  Date,   approximately   $[285,482,890.43]   will  be
                                    deposited into an account designated the "PRE-FUNDING  ACCOUNT".  This amount  will be funded  from the  proceeds  of the sale of the  Notes.
                                    During the  pre-funding  period,  funds on deposit in the  Pre-Funding
                                    Account  will be used by the  trust  to buy  mortgage  loans  from the
                                    Sellers from time to time.

                                    The  pre-funding  period will be the period  from the closing  date to the  earliest  of (i) the date on which the  amount on  deposit in the
                                    Pre-Funding Account is less than $[100,000],  (ii) December [27], 2006 and  (iii)  the  occurrence  of a default  by the  Servicer  under the servicing agreement.

                                    The  mortgage  loans  sold to the trust  after the  Closing  Date will conform to certain specified characteristics.

                                    Amounts on deposit in the  Pre-Funding  Account  will be  invested  in permitted  investments  as  specified  in the  Indenture.  Any amounts remaining  in the  Pre-Funding  Account at the end of the  pre-funding period will be used to make  principal  payments on the VPRNs on a pro rata basis.

Capitalized Interest Account:       On the Closing Date, if required by the Credit  Enhancer,  part of the proceeds  of the sale of the Notes will be  deposited  into an account designated the "CAPITALIZED  INTEREST  ACCOUNT," which will be held by
                                    the  Indenture   Trustee.   Amounts  on  deposit  in  the  Capitalized
                                    Interest  Account  will be  withdrawn  on each payment date during the pre-funding  period to cover any shortfall in interest payments on the
                                    Notes due to the pre-funding  feature during the  pre-funding  period.
                                    Any amounts  remaining in the Capitalized  Interest Account at the end of the pre-funding period will be paid to GMACM.

Funding Account:                    An account (the "FUNDING  ACCOUNT")  will be set up with the Indenture
                                    Trustee  on  the  Closing  Date.  On  each  Payment  Date  during  the
                                    Revolving  Period,  the Indenture  Trustee will deposit principal and, until the  principal of the VPRNs has been reduced as described  under
                                    "Overcollateralization  Amount",  excess interest  collections for the related  collection  period  into the  Funding  Account (to the extent
                                    necessary  to  increase  the   Overcollateralization   Amount  to  the
                                    Overcollateralization  Target  Amount),  and will  apply  such  amount first to buy any additional  balances for any HELOCs  currently in the mortgage pool and second to purchase  subsequent  mortgage loans to be included  in  the  trust.  If not  all  principal  collections  in the
                                    Funding Account have been applied to purchase  additional balances and subsequent  mortgage  loans at the end of the  Revolving  Period,  the amount left in the Funding  Account will be  distributed  on the VPRNs as principal distributions to the extent outstanding.

Overcollateralization Amount:       At  the  time  of  issuance  of  the  Class  A  Notes,  the  aggregate outstanding  principal  balance of the Notes will exceed the aggregate outstanding  principal balance of the initial mortgage loans, together with the funds in the Pre-Funding Account, by $[17,128,973].  Prior to
                                    the step-down  date the  Overcollateralization  Target Amount shall be equal to the sum of (i) 0.50% of  aggregate  principal  balance of the initial  mortgage  loans,  together  with the amount  deposited in the
                                    Pre-Funding  Account  on  the  Closing  Date,  and  (ii)  100%  of the
                                    outstanding  balance  of  mortgage  loans  which  are 180 days or more contractually  delinquent.  On each Payment Date, excess interest will be deposited  into the Funding  Account  during the  Revolving  Period
                                    until     the     Overcollateralization      Amount     equals     the
                                    Overcollateralization  Target  Amount,  and will be  applied  on a pro rata basis as payments of principal on the A-1 VPRN,  A-2 VPRN and A-3
                                    VPRN  until  the  principal  balance  of each  class  of VPRN has been
                                    reduced  to  $0.  To  the   extent   necessary   during  the   Managed
                                    Amortization Period,  excess interest will be deposited in the Funding
                                    Account to acquire  additional  balances  for any HELOCs  currently in the mortgage  pool.  The  distribution  of interest as principal  will have the effect of  accelerating  the Notes relative to the underlying mortgage  loans.  On  any  Payment  Date,  the  "OVERCOLLATERALIZATION
                                    AMOUNT"  will  be  the  amount  by  which  the  aggregate  outstanding principal  balance of the  mortgage  loans  together  with  amounts on deposit  in  the  Funding  Account  exceeds  the  aggregate  Principal
                                    Balance of the Notes.

Stepdown Date:                      On  or  after  the  Payment  Date  occurring  in  [April  2009],   the
                                    Overcollateralization  Target  Amount  will be  allowed  to step  down
                                    (subject to certain  performance  triggers) to a  percentage  equal to
                                    [1.00]% of the  aggregate  principal  balance of the  mortgage  loans;
                                    provided that the Overcollateralization  Target Amount may not be less than the sum of (i) [0.25]% of the sum of (x) the aggregate  principal balance of the initial  mortgage loans and (y) the amount deposited in the  Pre-Funding  Account on the  Closing  Date,  and (ii) 100% of the
                                    outstanding  balance  of  mortgage  loans  which  are 180 days or more contractually delinquent.

The Policy:                         MBIA will  issue a note  insurance  policy  with  respect to the Notes
                                    which  will   guarantee   timely  payment  of  interest  and  ultimate
                                    repayment  of  principal  to the  holders of the Notes  subject to the terms thereof.  The Policy will not guarantee  payment of principal on the Class A Notes on any Targeted Final  Distribution Date or Interest
                                    Shortfalls.

Interest Distributions:             Interest will be  distributed on the Class A Notes at a per annum rate equal to the least of (a) One Month  LIBOR  plus the  related  margin,
                                    (b) the Net WAC Rate and (c) for the  Class  A-1 and  Class  A-2 Notes
                                    only, 14.00%.

                                    Interest  will be  distributed  on each  class of the  VPRNs at a rate equal to the  lesser of (a) One Month  LIBOR plus the  related  margin and (b) the Net WAC Rate.

                                    The margin on each  Class A Note will  increase  to  [0.50%]  for each
                                    Interest  Accrual  Period  beginning  after the Payment Date following the  first  Payment  Date on  which  the  Optional  Redemption  can be exercised.  The  margin on each class of the VPRNs  will  increase  to
                                    [0.50%] for each Interest  Accrual Period  beginning after the Payment
                                    Date   following   the  first  Payment  Date  on  which  the  Optional
                                    Redemption can be exercised.

                                    The margin on the Class A-1 and Class A-2 Notes will  increase  to the greater  of (a)  the  current  related  margin  or (b) the  Class  A-3 margin,  for each Interest  Accrual Period beginning after the Payment
                                    Date on which an Early Amortization Event has occurred.

Interest Shortfalls:                The Interest Shortfall for any Payment Date shall be calculated as:

                                    (1) for any  class  of  Class A  Notes,  the sum of (A) an  amount  of interest  on such  class of Class A Notes  calculated  at a per  annum rate  equal to the  excess of (i) the  lesser  of (a) One Month  LIBOR plus the related  margin and (b) for the Class A-1 and Class A-2 Notes only,  14.00%;  over (ii) the Net WAC Rate,  plus (B) interest on such amount calculated at the applicable Note Rate; and,

                                    (2) for any  class of  VPRNs,  the sum of (A) an  amount  of  interest thereon  calculated  at a rate equal to the excess of One Month  LIBOR plus the related  margin over the Net WAC Rate,  plus (B)  interest on such amount calculated at the applicable Note Rate.

                                    On each Payment Date, any unpaid Interest  Shortfalls for such Payment
                                    Date and any prior  Payment  Dates  will be  distributed  to the Notes entitled to such amounts,  but only to the extent of available  excess interest.

Revolving Period:                   With  respect to any Payment  Date  during the  Revolving  Period,  no principal  (other than (i) excess  interest paid to the VPRN holder(s)
                                    and  allocated to reduce the  principal  balances  thereof in order to build  overcollateralization  and (ii) any  amounts  remaining  in the
                                    Pre-Funding  Account at the end of the pre-funding  period and paid to the VPRN  holder(s) in reduction of the  principal  balances  thereof)
                                    will be paid on the Notes,  and all principal  collections  and excess interest will be deposited into the Funding  Account and used first to purchase  additional balances for any HELOCs currently in the mortgage pool and second to purchase subsequent mortgage loans.

                                    The Revolving  Period will be the period beginning on the Closing Date and ending on the  earlier of (a) the  18-month  period  ending on the
                                    Payment  Date  in  March  2008  and  (b)  the  occurrence  of a  Rapid
                                    Amortization Event specified in the Indenture.

Managed Amortization Period:        On each Payment Date during the Managed  Amortization  Period,  unless an Early  Amortization Event has occurred,  principal  collections for that  Payment Date that are not used to purchase  additional  balances will be paid as principal of the VPRNs on a pro rata basis.

                                    The Managed  Amortization  Period will be the period  beginning on the first day following the end of the  Revolving  Period,  unless a Rapid
                                    Amortization  Event has  occurred.  The  Managed  Amortization  Period will end on the earlier of (a) the Payment Date in September  2011 and
                                    (b) the  occurrence  of a Rapid  Amortization  Event  specified in the
                                    Indenture.

Rapid Amortization Period:          On each Payment Date during the Rapid Amortization  Period,  unless an
                                    Early  Amortization  Event has occurred,  the aggregate amount payable as  principal of the Notes will be paid on a pro rata basis to the A-1
                                    VPRN, the A-2 VPRN and the A-3 VPRN.

                                    The Rapid  Amortization  Period  will be the period  beginning  on the earlier  of (a)  the  first  day  following  the  end  of the  Managed
                                    Amortization  Period and (b) the  occurrence  of a Rapid  Amortization
                                    Event specified in the Indenture.

Funding Event:                      During the Managed  Amortization  Period, if the principal balances of the  VPRNs  have been  reduced  to $0,  and the  Overcollateralization
                                    Target  Amount  has  been  met,  amounts  on  deposit  in the  Reserve
                                    Sub-Account may be used to purchase subsequent mortgage loans.

Principal Distributions:            The Trust will make  payments of  principal  on the Class A Notes only from the proceeds of an advance  from the holder of the related  class of VPRN or from the  issuance of  additional  variable  pay  revolving notes,  and all  other  principal  paid to the  Notes  will be paid as principal  to the  VPRNs,  unless  an  Early  Amortization  Event  has occurred.

                                    Principal  collections  payable  on the  Notes in  excess  of the then outstanding  aggregate  principal balance of the VPRNs will be held in the Reserve  Sub-Account  of the Funding  Account.  The amount held in the Reserve  Sub-Account  will be paid as principal to the outstanding
                                    VPRNs on the Payment Date following the respective issuance.

                                    If an Event of Default (including an Early Amortization  Event) occurs payments on the Notes will be made as described below.

                                    In  addition,  on each  Payment  Date  after the end of the  Revolving
                                    Period,  to the extent of funds  available for the purpose,  holder(s)
                                    of the VPRNs will be entitled to receive  certain amounts in reduction of principal,  generally equal to liquidation loss amounts and amounts
                                    necessary  to  increase  the   Overcollateralization   Amount  to  the
                                    Overcollateralization Target Amount.

Events of Default:                  An Event of Default  exists if following the  applicable  grace period
                                    (i) there is a default  for five  days or more in the  payment  of any principal  of or interest on any note,  (ii) there occurs a default in the observance or performance in any material  respect of any covenant or agreement or  representation  or warranty of the issuer made in the indenture,  or in any certificate  delivered pursuant to the indenture proving to have been incorrect in any material  respect as of the time when the same shall have been made that has a material  adverse effect on the  noteholders  or the Credit  Enhancer,  (iii) there  occurs the filing of a decree or order for relief by a court having  jurisdiction in the  premises in respect of the issuer or any  substantial  part of the trust fund in an involuntary case under any applicable  federal or state bankruptcy,  insolvency or other similar law now or hereafter in effect,  or appointing a receiver,  liquidator,  assignee,  custodian, trustee,  sequestrator  or similar  official  of the issuer or for any substantial  part of the trust fund,  or ordering  the  winding-up  or
                                    liquidation   of  the   issuer's   affairs,   (iv)  there  occurs  the
                                    commencement  by the issuer of a voluntary  case under any  applicable federal or state  bankruptcy,  insolvency  or other similar law now or hereafter  in effect,  or the consent by the issuer to the entry of an order for relief in an  involuntary  case  under any such law,  or the consent by the issuer to the  appointment  or taking  possession  by a receiver,  liquidator,  assignee,  custodian, trustee, sequestrator or similar  official  of the  issuer or for any  substantial  part of the assets of the trust  fund,  or the making by the issuer of any general assignment for the benefit of creditors,  or the failure by the issuer generally  to pay its debts as those  debts  become due, or the taking of any action by the issuer in  furtherance  of any of the  foregoing, or (v) the occurrence of an Early Amortization Event.

Early Amortization Event:           An Early  Amortization  Event exists if following the applicable grace period:  (i) the Class A Notes are downgraded  below AAA or Aaa by S&P or  Moody's,  respectively  (for  example,  as a  result  of a  Credit
                                    Enhancer   downgrade   and   failure  to  provide  a  AAA/Aaa   surety
                                    replacement)  and,  within 60 days of the downgrade,  the ratings have not been restored to the original  ratings,  (ii) within 10 days after a Targeted  Final  Distribution  Date,  the Trust  fails to receive an advance  from the holders of the  related  class of VPRNs and fails to issue and sell  additional  variable  pay  revolving  notes,  (iii) an
                                    Event of Default  has  occurred  under the  Indenture  or an  Enhancer
                                    Default has occurred and is  continuing  or (iv) if,  commencing  with the  Payment  Date  in  [December  2006],  (a) for  three  consecutive months,  the average amount in the Funding  Account which has not been used during a month to  purchase  additional  balances  or  subsequent mortgage  loans is  greater  than 30% of that  amount  plus the amount which had been used during such month to purchase  additional balances and subsequent  mortgage loans, or (b) for six consecutive months, the average  amount in the Funding  Account which has not been used during a month to purchase  additional balances and subsequent mortgage loans is greater  than 20% of such  amount  plus the  amount  which had been used during that month to purchase  additional balances and subsequent mortgage  loans;  provided,  however,  that  amounts on deposit in the
                                    Funding  Account  during the month of a Targeted  Final  Payment  Date that will be  distributed to the holders of the variable pay revolving notes on the payment date in the month  following  such Targeted Final
                                    Payment  Date will be  disregarded  with  respect  to the  calculation described in this clause (iv).

                                    The margin on the Class A-1 and Class A-2 Notes will  increase  to the greater  of (a)  the  current  related  margin  or (b) the  Class  A-3 margin,  for each Interest  Accrual Period beginning after the Payment
                                    Date on which an Early Amortization Event has occurred.

Remedies Upon Event of Default:     a) If an  Event  of  Default  with  respect  to the  Notes at the time outstanding occurs and is continuing,  the Indenture  Trustee,  acting on the  direction  of the  Credit  Enhancer  or the  holders  of Notes representing  a  majority  of the  aggregate  Note  Balance,  with the written  consent  of  the  Credit  Enhancer  (except  if  an  Enhancer
                                    Default,   as  defined  in  the   Indenture,   has   occurred  and  is
                                    continuing),   may   declare   all   Notes  to  be  due  and   payable
                                    immediately.  Such  declaration may, under certain  circumstances,  be rescinded and annulled by the Credit  Enhancer or the holders of Notes representing  a  majority  of the  aggregate  Note  Balance,  with the written consent of the Credit Enhancer.

                                    b) If the Notes have been declared to be due and payable, the Indenture Trustee, acting on the direction of the
                                    Credit Enhancer or at least 51% of the Noteholders, with the written consent of the Credit Enhancer (except if an Enhancer Default has occurred and is continuing), notwithstanding any acceleration, may elect to maintain possession of the collateral securing the Notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the
                                    Notes as they would have become due if there had not been a declaration.

                                    c) In any  event,  if the  Event of  Default  is an Early  Amortizaton
                                    Event all  principal  payment  on the notes  will be  applied  to each class of  Class A Notes  and  each  class  of the  VPRNs on a pro rata basis.  In such event,  the Credit  Enhancer will remain  obligated to pay accrued  interest on the notes on each Payment Date and to pay all principal  due on the Notes by the Legal Final  Maturity Date if other available  amounts are not sufficient for those purposes.  If an Early
                                    Amortization  Event occurs,  money in the Reserve  Sub-Account will be used to pay principal on the Notes on the next Payment Date.

                                    The  Indenture  Trustee  may  not  sell  or  otherwise  liquidate  the mortgage loans unless,  (A) the indenture  trustee obtains the consent of the Credit Enhancer and 100% of the  noteholders,  (B) the proceeds of such sale are  sufficient  to discharge in full all amounts due and unpaid on the Notes  and to  reimburse  the  Credit  Enhancer  for any amounts owed under the Policy or the Insurance  Agreement,  or (C) the indenture  trustee  determines the mortgage loans will not continue to provide  sufficient funds for the payment of principal and interest on the Notes as they would have  become  due,  and obtains the consent of the Credit Enhancer and 66 2/3% of the Noteholders.

Optional Redemption:                When the total  principal  balance of the Notes  declines to less than
                                    10% of  the  total  original  principal  balance  of  the  Notes,  the
                                    Servicer may  purchase all of the  remaining  mortgage  loans.  If the
                                    Servicer  purchases the mortgage loans, the outstanding Class A Notes, if any,  and the  outstanding  VPRNs will be redeemed at a price equal to their remaining  principal balance plus accrued and unpaid interest and any amounts owed to the Credit Enhancer.

                                   TOTAL HELOC MORTGAGE LOAN STATISTICS
                                          AS OF THE CUT-OFF DATE

TOTAL CURRENT BALANCE:                                      $856,448,671.30
TOTAL CREDIT LIMIT:                                       $1,303,163,609.99
NUMBER OF LOANS:                                                     17,342
CREDIT UTILIZATION:                                                  65.72%

                                                                                              MINIMUM                MAXIMUM
AVG CURRENT BALANCE:                                             $49,385.81                 $1,000.00           $1,395,000.00
AVG CREDIT LIMIT:                                                $75,144.94                 $7,500.00           $1,395,000.00

WAVG LOAN RATE:                                                      8.578%                    5.250%                 16.500%
WAVG FULLY INDEXED MARGIN                                            0.857%                   -5.000%                  8.250%
WAVG FULL INDEX LOAN RATE:                                           9.096%                    3.250%                 16.500%

WAVG ORIGINAL CLTV:                                                  78.61%                     2.04%                 100.00%
WAVG JR RATIO*:                                                      31.18%                     1.56%                  99.97%

WAVG FICO SCORE:                                                        728                       474                     832

WAVG DTI:                                                            39.41%                     1.56%                  75.00%

WAVG ORIGINAL TERM:                                                     202                       120                     360
WAVG REMAINING TERM:                                                    196                         3                     358

TOP STATE CONC (%):                                    California 21.41%, Michigan 9.23%, New Jersey 6.63%,  Florida 6.03%,
                                                       Arizona 5.83%, Massachusetts 4.9%,

MAXIMUM ZIP CODE CONC (%):                                                       0.28%

ORIGINATION DATE:                                                                   November 11, 1994       September 6, 2006
MATURITY DATE:                                                                       December 3, 2006           July 10, 2036

*Non-Zero Weighted Average

                                              CREDIT LIMITS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF CREDIT LIMITS ($)                       MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
    Less than 25,000                                  2,771              $36,597,394.36                4.27%
    25,000 to  49,999                                 4,882              129,511,662.12                15.12
    50,000 to  74,999                                 3,522              142,396,032.16                16.63
    75,000 to  99,999                                 1,692              99,828,885.30                 11.66
   100,000 to 124,999                                 1,695              108,618,628.95                12.68
   125,000 to 149,999                                  721               61,029,558.46                  7.13
   150,000 to 174,999                                  623               59,079,357.88                  6.90
   175,000 to 199,999                                  321               34,782,967.77                  4.06
   200,000 to 224,999                                  406               49,791,369.22                  5.81
   225,000 to 249,999                                  115               17,708,519.81                  2.07
   250,000 to 274,999                                  198               29,774,778.28                  3.48
   275,000 to 299,999                                  55                11,003,251.90                  1.28
   300,000 to 324,999                                  132               24,568,044.25                  2.87
   325,000 to 349,999                                  25                 4,756,017.15                  0.56
   350,000 to 374,999                                  44                 8,914,433.93                  1.04
   375,000 to 399,999                                  13                 3,176,301.33                  0.37
   400,000 to 424,999                                  45                10,082,618.18                  1.18
   425,000 to 449,999                                  15                 4,139,369.32                  0.48
   450,000 to 474,999                                   9                 1,941,113.45                  0.23
   475,000 to 499,999                                   7                 1,530,114.93                  0.18
   500,000 to 524,999                                  33                 7,651,310.55                  0.89
   525,000 to 549,999                                   1                  512,299.29                   0.06
   550,000 to 574,999                                   1                  549,811.73                   0.06
   575,000 to 599,999                                   2                  856,108.00                   0.10
   600,000 to 624,999                                   2                  772,011.86                   0.09
   675,000 to 699,999                                   1                  680,000.00                   0.08
   700,000 to 724,999                                   3                  824,830.74                   0.10
   775,000 to 799,999                                   2                 1,375,153.84                  0.16
   800,000 to 824,999                                   2                  571,110.13                   0.07
   975,000 to 999,999                                   2                 1,030,616.41                  0.12
   1,000,000 to 1,124,999                               1                 1,000,000.00                  0.12
   1,375,000 to 1,399,999                               1                 1,395,000.00                  0.16
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

The  average  credit  limit of the  initial  mortgage  loans as of the  Cut-off  date is  approximately
$75,144.94.

* Indicates a number less than 0.005% but greater than 0.000%.

                                      OUTSTANDING PRINCIPAL BALANCES

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF OUTSTANDING PRINCIPAL BALANCES ($)      MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
     Less than 25,000                                 6,779              $90,996,492.21                10.62%
    25,000 to  49,999                                 4,879              175,910,412.89                20.54
    50,000 to  74,999                                 2,374              144,304,098.37                16.85
    75,000 to  99,999                                 1,311              113,722,702.76                13.28
   100,000 to 124,999                                  706               78,166,656.47                  9.13
   125,000 to 149,999                                  420               57,455,982.86                  6.71
   150,000 to 174,999                                  261               41,808,778.16                  4.88
   175,000 to 199,999                                  173               32,515,621.65                  3.80
   200,000 to 224,999                                  134               28,153,169.22                  3.29
   225,000 to 249,999                                  90                21,367,678.28                  2.49
   250,000 to 274,999                                  57                14,718,620.29                  1.72
   275,000 to 299,999                                  49                14,138,705.36                  1.65
   300,000 to 324,999                                  40                12,201,321.01                  1.42
   325,000 to 349,999                                  14                 4,717,944.51                  0.55
   350,000 to 374,999                                  13                 4,653,016.02                  0.54
   375,000 to 399,999                                  10                 3,929,271.43                  0.46
   400,000 to 424,999                                   8                 3,245,009.42                  0.38
   425,000 to 449,999                                   7                 3,067,601.40                  0.36
   450,000 to 474,999                                   1                  465,150.00                   0.05
   475,000 to 499,999                                   1                  499,564.00                   0.06
   500,000 to 524,999                                   4                 2,012,299.29                  0.23
   525,000 to 549,999                                   1                  549,811.73                   0.06
   550,000 to 574,999                                   1                  553,610.13                   0.06
   575,000 to 599,999                                   2                 1,188,153.84                  0.14
   600,000 to 624,999                                   1                  600,000.00                   0.07
   675,000 to 699,999                                   1                  680,000.00                   0.08
   700,000 to 724,999                                   1                  700,000.00                   0.08
   775,000 to 799,999                                   1                  782,000.00                   0.09
   950,000 to 974,999                                   1                  950,000.00                   0.11
  1,000,000 to 1,024,999                                1                 1,000,000.00                  0.12
  1,375,000 to 1,399,999                                1                 1,395,000.00                  0.16
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

The average principal balance of the initial mortgage loans as of the Cut-off date is approximately
$49,385.81.

                                    FULLY INDEXED MORTGAGE LOAN RATES

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
RANGE OF FULLY INDEXED                               INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
LOAN RATES (%)                                   MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
 3.001 to  3.500                                        1                  $78,700.00                  0.01%
 6.501 to  7.000                                       38                 3,580,174.45                  0.42
 7.001 to  7.500                                       212               18,251,347.63                  2.13
 7.501 to  8.000                                       929               60,288,388.16                  7.04
 8.001 to  8.500                                      4,785              234,547,548.13                27.39
 8.501 to  9.000                                      3,475              167,753,277.90                19.59
 9.001 to  9.500                                      3,316              164,236,446.19                19.18
 9.501 to 10.000                                      1,519              71,057,542.15                  8.30
10.001 to 10.500                                      1,219              54,515,678.18                  6.37
10.501 to 11.000                                       789               35,966,900.87                  4.20
11.001 to 11.500                                       344               16,738,059.29                  1.95
11.501 to 12.000                                       256               10,757,918.63                  1.26
12.001 to 12.500                                       251                9,986,518.41                  1.17
12.501 to 13.000                                       80                 3,406,835.51                  0.40
13.001 to 13.500                                       21                 1,363,266.71                  0.16
13.501 to 14.000                                       74                 2,661,807.02                  0.31
14.001 to 14.500                                       14                  591,685.46                   0.07
14.501 to 15.000                                       10                  400,180.15                   0.05
15.001 to 15.500                                        3                  116,530.81                   0.01
15.501 to 16.00                                         3                  27,065.65                    0.00
16.001 and Greater                                      3                  122,800.00                   0.01
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

o  he weighted  average  fully  indexed loan rate of the initial  mortgage  loans as of the Cut-off date is approximately 9.096%.

* Indicates a number less than 0.005% but greater than 0.000%.

                                      COMBINED LOAN-TO-VALUE RATIOS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
RANGE OF COMBINED                                    INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                         MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
40.00  or less                                         923               $34,936,438.88                4.08%
40.01  to 50.00                                        773               30,729,160.27                  3.59
50.01  to 60.00                                       1,232              58,476,764.15                  6.83
60.01  to 70.00                                       2,321              119,941,224.93                14.00
70.01  to 80.00                                       3,622              192,344,215.03                22.46
80.01  to 90.00                                       4,585              208,846,845.70                24.39
90.01  to 100.00                                      3,886              211,174,022.34                24.66
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

o    The minimum and maximum combined Loan-to-Value ratios of the initial mortgage loans as of the
     Cut-off date are approximately 2.04% and 100.00%, respectively, and the weighted average combined
     Loan-to-Value ratio of the initial mortgage loans as of the Cut-off date is approximately 78.61%.

                                              PROPERTY TYPE

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
PROPERTY TYPE                                    MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
Condominium                                            257               $12,179,543.52                1.42%
Manufactured Home                                      76                 2,583,844.91                  0.30
Planned Unit Development                              1,899              108,979,390.03                12.72
Single Family                                        15,087              731,799,091.68                85.45
Townhouse                                              23                  906,801.16                   0.11
---------------------------------------------   ------------------  -------------------------  -----------------------
         TOTAL                                       17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

                                               LOAN PURPOSE

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
LOAN PURPOSE                                     MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
Other                                                 9,835             $464,774,930.75                54.27%
Purchase                                              3,211              180,087,332.97                21.03
Debt Consolidation                                    2,211              115,168,153.03                13.45
Home Improvement                                      2,060              95,710,694.45                 11.18
Education                                              25                  707,560.10                   0.08
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

                                             OCCUPANCY STATUS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
OCCUPANCY STATUS                                 MORTGAGE LOANS        PRINCIPAL BALANCE           DATE PRINCIPAL
                                                                                                      BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
Investor                                               310               $13,799,633.18                1.61%
Primary Residence                                    16,633              821,827,278.65                95.96
Second Home                                            399               20,821,759.47                  2.43
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

                                             ORIGINATION YEAR
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
ORIGINATION YEAR                                 MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
1994                                                    1                  $48,332.52                  0.01%
1996                                                    2                  21,303.66                    0.00
1997                                                   13                  244,741.16                   0.03
1998                                                   23                  502,847.40                   0.06
1999                                                   57                 1,252,467.62                  0.15
2000                                                   31                 1,118,280.38                  0.13
2001                                                   24                  398,605.09                   0.05
2002                                                   538               19,732,966.14                  2.30
2003                                                  1,491              55,859,747.71                  6.52
2004                                                   176                6,237,418.09                  0.73
2005                                                   472                9,748,571.83                  1.14
2006                                                 14,514              761,283,389.70                88.89
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================
*     Indicates a number less than 0.005% but greater than 0.000%.

                                   ORIGINAL TERM TO SCHEDULED MATURITY
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF MONTHS                                  MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
1 to 120                                               472               $17,027,884.76                1.99%
121 to 180                                           14,005              707,065,552.03                82.56
181 to 240                                             11                  994,474.71                   0.12
241 to 300                                            1,540              57,899,081.43                  6.76
301 to 360                                            1,314              73,461,678.37                  8.58
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================
o     The weighted average original term to scheduled maturity of the initial mortgage loans as of the
Cut-off date is approximately 202 months.
*     Indicates a number less than 0.005% but greater than 0.000%.

                                   REMAINING TERM TO SCHEDULED MATURITY
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF MONTHS                                  MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
 1 to 120                                              488               $17,448,114.42                 2.04%
 121 to 180                                          13,991              706,682,726.64                82.51
 181 to 240                                            32                 1,420,109.21                  .17
 241 to 300                                           1,517              57,436,042.66                  6.71
 301to 360                                            1,314              73,461,678.37                  8.58
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================
o        The weighted average remaining term to scheduled maturity of the initial mortgage loan as of the Cut-off date is approximately 196 months.
*     Indicates a number less than 0.005% but greater than 0.000%.

                                          FULLY INDEXED MARGINS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
RANGE OF FULLY INDEXED                               INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
MARGINS (%)                                      MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
   Less than 0.000                                    1,118              $84,557,975.71                9.87%
    0.000 to  0.999                                   8,794              425,105,815.92                49.64
    1.000 to  1.999                                   4,636              221,945,899.33                25.91
    2.000 to  2.999                                   1,814              82,984,222.39                  9.69
    3.000 to  3.999                                    581               26,325,360.58                  3.07
    4.000 to  4.999                                    276               10,829,059.72                  1.26
    5.000 to  5.999                                    91                 3,461,984.11                  0.40
    6.000 to  6.999                                    24                 1,021,829.08                  0.12
    7.000 to  7.999                                     5                  93,724.46                    0.01
    8.000 to  8.999                                     3                  122,800.00                   0.01
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================
o        The weighted  average fully indexed gross margin of the initial  mortgage loans as of the Cut-off date is approximately 0.857% per annum.
*      Indicates a number less than 0.005% but greater than 0.000%.

                                         TEASER EXPIRATION MONTH

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
TEASER EXPIRATION MONTH                          MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
               September 2006                         1,925              $95,100,658.52                11.10%
                October 2006                          2,218              108,604,174.21                12.68
               November 2006                          2,148              111,114,865.49                12.97
               December 2006                           233               10,432,639.41                  1.22
               Not Applicable                        10,818              531,196,333.67                62.02
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

                                         CREDIT UTILIZATION RATES

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF CREDIT UTILIZATION RATES (%)            MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
40.00  or less                                        4,208              $71,728,854.00                8.37%
40.01  to 50.00                                       1,130              41,442,024.53                  4.84
50.01  to 60.00                                        989               43,021,880.76                  5.02
60.01  to 70.00                                       1,065              51,648,810.14                  6.03
70.01  to 80.00                                       1,275              71,381,941.71                  8.33
80.01  to 90.00                                       1,210              75,296,884.26                  8.79
90.01  to 100.00                                      7,464              501,776,275.90                58.59
100.01 or Greater                                       1                  152,000.00                   0.02
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

                                        GEOGRAPHICAL DISTRIBUTIONS
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
STATE                                            MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
California                                            2,998             $183,391,864.57                21.41%
Michigan                                              2,006              79,009,114.65                  9.23
New Jersey                                             995               56,748,700.08                  6.63
Florida                                               1,012              51,663,310.69                  6.03
Arizona                                                902               49,907,045.68                  5.83
Massachusetts                                          757               41,996,183.72                  4.90
Illinois                                               770               37,394,277.09                  4.37
New York                                               570               31,122,478.12                  3.63
Virginia                                               530               26,123,515.98                  3.05
Pennsylvania                                           565               24,420,571.11                  2.85
Connecticut                                            412               24,188,993.85                  2.82
Washington                                             384               18,712,216.97                  2.18
Colorado                                               341               18,142,320.17                  2.12
Maryland                                               336               17,246,431.62                  2.01
Oregon                                                 312               17,226,856.26                  2.01
 Other                                                4,452              179,154,790.74                20.92
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

o        "Other" includes states and the District of Columbia with less than 2.00% concentrations individually.

                                            DOCUMENTATION TYPE
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
DOCUMENTATION TYPE                               MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
AAA                                                   2,061             $113,799,543.89                13.29%
EXPRESS                                                 7                  422,819.56                   0.05
FAMILY FIRST DIRECT                                   1,083              46,334,312.58                  5.41
GM EXPANDED FAMILY                                     38                 2,294,827.25                  0.27
GOFAST                                                 266                7,950,239.89                  0.93
NO INCOME / NO APPRAISAL                               522               25,741,135.11                  3.01
NO INCOME VERIFICATION                                 397               29,219,707.64                  3.41
RELOCATION                                             167                8,874,037.16                  1.04
SELECT                                                 528               37,107,379.39                  4.33
STANDARD                                             11,133              517,859,504.62                60.47
STATED INCOME                                         1,077              65,569,255.09                  7.66
STREAMLINE                                             12                  196,815.45                   0.02
SUPER EXPRESS                                          51                 1,079,093.67                  0.13
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================

                                          DEBT-TO-INCOME RATIOS
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)               MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
10.00  or less                                         59                $3,300,504.79                 0.39%
10.01  to 20.00                                        765               33,377,708.09                  3.90
20.01  to 30.00                                       2,957              123,898,318.17                14.47
30.01  to 40.00                                       5,317              250,597,127.79                29.26
40.01  to 50.00                                       6,455              343,670,619.43                40.13
50.01  to 60.00                                       1,650              92,859,271.32                 10.84
60.01  to 70.00                                        114                6,528,309.80                  0.76
70.01  and greater                                     25                 2,216,811.91                  0.26
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================
o     The weighted average total Debt-to-Income ratio of the initial mortgage loans as of the Cut-off
date is approximately                39.41%.

                               CREDIT SCORES AS OF THE DATE OF ORIGINATION

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF CREDIT SCORES                           MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
 461 to  480                                            2                  $32,105.21                  0.00%
 481 to  500                                            5                  153,324.51                   0.02
 501 to  520                                           11                  240,630.73                   0.03
 521 to  540                                            9                  311,054.33                   0.04
 541 to  560                                           13                  432,612.37                   0.05
 561 to  580                                           15                  407,484.69                   0.05
 581 to  600                                           21                  776,439.80                   0.09
 601 to  620                                           92                 3,963,110.45                  0.46
 621 to  640                                           700               26,402,284.63                  3.08
 641 to  660                                          1,161              49,039,101.51                  5.73
 661 to  680                                          1,733              83,063,449.57                  9.70
 681 to  700                                          2,079              105,718,005.29                12.34
 701 to  720                                          2,178              112,894,136.60                13.18
 721 to  740                                          2,018              104,974,683.36                12.26
 741 to  760                                          2,181              111,643,492.42                13.04
 761 to  780                                          2,168              107,923,236.95                12.60
 781 to  800                                          1,957              101,264,730.05                11.82
 801 and greater                                       999               47,208,788.83                  5.51
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================
o        The  weighted  average  credit  score of the initial  mortgage  loans as of the  Cut-off  date is approximately 728.

                                              JUNIOR RATIOS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                       MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
10.00  or less                                        1,180              $20,412,910.96                2.53%
10.01  to 20.00                                       7,062              247,388,732.69                30.70
20.01  to 30.00                                       3,664              182,060,811.06                22.59
30.01  to 40.00                                       2,246              146,046,783.07                18.12
40.01  to 50.00                                       1,267              98,215,719.17                 12.19
50.01  to 60.00                                        642               55,133,888.55                  6.84
60.01  to 70.00                                        340               33,484,323.45                  4.15
70.01  to 80.00                                        174               14,075,226.09                  1.75
80.01  to 90.00                                        60                 5,304,195.76                  0.66
90.01  to 100.00                                       41                 3,774,624.79                  0.47
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             16,676             $805,897,215.59               100.00%
=============================================   ==================  =========================  =======================
o        The junior ratio of a mortgage loan is the ratio (expressed as a percentage) of the credit limit of that mortgage loan to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date that mortgage loan is underwritten.
o        The weighted average junior ratio of the initial mortgage loans that are secured by second liens on the mortgaged properties as of the Cut-off date is approximately 31.18%.
o       Includes only the initial mortgage loans secured by second liens.

                                              LIEN POSITION
                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                     INITIAL MORTGAGE
                                                     INITIAL              CUT-OFF DATE            LOANS BY CUT-OFF
LIEN POSITION                                    MORTGAGE LOANS        PRINCIPAL BALANCE       DATE PRINCIPAL BALANCE
---------------------------------------------   ------------------  -------------------------  -----------------------
First                                                  666               50,551,455.71                 5.90%
Second                                               16,676              805,897,215.59                94.10
---------------------------------------------   ------------------  -------------------------  -----------------------
                   TOTAL                             17,342             $856,448,671.30               100.00%
=============================================   ==================  =========================  =======================